Execution Version

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (“Agreement”) is dated as of July 14, 2017, by and between CLEAN ENERGY, a California corporation (“Member”), and NG ADVANTAGE LLC, a Delaware limited liability company (“Company”).
WHEREAS, Company desires to receive from Member and Member desires to contribute to Company, subject to the terms and conditions contained in this Agreement, certain real property, improvements, appurtenances, and personal property owned by Member.
WHEREAS, concurrently with the execution of this Agreement, Company and Member will enter into a certain Series A Preferred Unit Issuance Agreement (the “Unit Issuance Agreement”) pursuant to which Company will issue to Member Series A preferred units (“Units”) of Company having a face value equal to the Contribution Value (as defined herein).
IN CONSIDERATION of the respective agreements hereinafter set forth, Member and Company agree as follows:
1.Property Included in Transfer. Member hereby agrees to contribute and convey to Company, and Company hereby agrees to receive from Member, subject to the terms and conditions set forth herein, the following:
(a)    that certain real property consisting of approximately 6.30 acres, more or less, located in the Town of Milton, Vermont, and being more particularly described in Exhibit A attached hereto (the “Real Property”);
(b)    all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property , as well as all development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property and all of Member’s right, title and interest in and to all roads and alleys adjoining or servicing the Real Property (collectively, the “Appurtenances”);
(c)    all of Member’s right, title and interest in and to all improvements and fixtures located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, including all pipes, pipelines, compressors, dispensers, dryers, chillers, systems, facilities and equipment used in connection with the operation of a compressed natural gas distribution facility and fueling station on the Real Property (collectively, the “Improvements”);
(d)    all personal property owned by Member located on or in the Real Property and Improvements as of the Closing Date (as defined in Paragraph 4 below) including, without limitation, those items described in Exhibit B attached hereto (the “Personal Property”); and

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(e)    subject to Member’s rights with respect to the Reserved Property, any warranties, guarantees or sureties relating to the Real Property or the Personal Property (collectively, the “Intangible Property”).
All of the items referred to in subparagraphs (a), (b), (c), (d) and (e) above are collectively referred to as the “Property.”
Notwithstanding anything to the contrary set forth in this Agreement, the Property being conveyed pursuant to this Agreement does not include (and Member expressly reserves all rights with respect thereto) (collectively, the “Excluded Property”) any existing claims or causes of action with respect to the Property to the extent attributable to the period prior to the Closing Date.
EXCEPT AS EXPLICITY SET FORTH HEREIN, MEMBER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER. COMPANY ACKNOWLEDGES AND AGREES THAT IT IS RECEIVING THE REAL AND PERSONAL PROPERTY “AS-IS WHERE-IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY MEMBER, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND IN EACH CASE SUBJECT TO ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION. MEMBER HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) NOR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, THE CONFORMITY OF THE PROPERTY TO THE DESCRIPTION THEREOF IN THIS AGREEMENT, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF), AND MEMBER SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LAW. MEMBER SHALL NOT BE DEEMED TO HAVE MADE, BE BOUND BY OR LIABLE FOR, ANY REPRESENTATION, WARRANTY OR PROMISE MADE BY THE SUPPLIER, MANUFACTURER, DISTRIBUTOR OR OTHER MEMBER (OR ANY TRANSFER REPRESENTATIVE OR AGENT THEREOF) OF ANY PORTION OF THE PROPERTY. IN NO EVENT SHALL MEMBER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. COMPANY EXPRESSLY ASSUMES THE RISK THAT ADVERSE PHYSICAL, ENVIRONMENTAL, FINANCIAL AND LEGAL CONDITIONS MAY NOT BE REVEALED BY COMPANY’S INSPECTION OF THE PROPERTY. WITHOUT LIMITING THE SCOPE OR GENERALITY OF THE FOREGOING, COMPANY EXPRESSLY ASSUMES THE RISK THAT THE PROPERTY DOES NOT OR WILL

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NOT COMPLY WITH ANY ENVIRONMENTAL REQUIREMENTS OR OTHER LAWS NOW OR HEREAFTER IN EFFECT. The provisions of this paragraph have been negotiated by Member and Company after due consideration for the Contribution Value, and are intended to be a complete exclusion and negation of any representations or warranties of Member, express or implied, with respect to the Property that may arise pursuant to any law now or hereafter in effect, or otherwise. As such, this subsection shall survive the Closing.
2.    Contribution Value.
(a)    The contribution value of the Property is Seven Million Seven Hundred Fifty Thousand Dollars ($7,514,297.00) (the “Contribution Value”). The Contribution Value shall be paid by Company to Member through the issuance of the Units pursuant to the Unit Issuance Agreement upon the closing of the contribution contemplated hereunder (the “Closing”). For purposes of determining the transfer taxes, real property transfer taxes, and real property taxes, as may be applicable, Member and Company anticipate that the Contribution Value shall be allocated among the components of the Property as follows:

CONTRIBUTION VALUE ALLOCATION
Personal Property Subtotal	$3,914,297
Real Property, Building & Improvements	$3,600,000
Total:	$7,514,297

Promptly following the Closing, Member and Company will mutually agree to any necessary changes to the Contribution Value allocation set forth above. The allocation described in this Subparagraph 2(a) shall be conclusive and binding upon Company and Member.
3.    Title to the Property.
(a)    At the Closing, Member shall convey to Company marketable and insurable fee simple title to the Real Property, the Appurtenances and the Improvements, by a duly executed and acknowledged warranty deed substantially in the form attached hereto as Exhibit C (the “Deed”).
(b)    At the Closing, Member shall transfer title to the Personal Property by a bill of transfer in the form attached hereto as Exhibit D (the “Bill of Transfer”), such title to be free of any liens, encumbrances or interests.
(c)    At the Closing, Member shall transfer title to the Intangible Property by such instruments as Company may determine to be reasonably necessary, including, without limitation, an assignment of Intangible Property in the form attached hereto as Exhibit E (the “Assignment of Intangible Property”).

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4.    Closing and Escrow.
(a)    Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Member’s local counsel, Robert H. Rushford of Gravel & Shea PC (“Escrow Agent”), and this Agreement shall serve as instructions to Robert H. Rushford as the escrow holder for consummation of the contribution contemplated hereby substantially concurrently with the execution and delivery of this Agreement. Member and Company agree to execute such additional escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
(b)    The parties shall endeavor to conduct an escrow closing pursuant to Subparagraph 4(a) above. If, however, an escrow Closing is not practical, the Closing hereunder shall be held and delivery of all items to be made at the Closing shall be made at the offices of Member in Newport Beach, California. The Closing shall occur substantially concurrently with the execution and delivery of this Agreement, and not later than June 30, 2017, time being of the essence (date on which the Closing occurs is referred to herein as the “Closing Date”).
(c)    At or before the Closing, Member shall deliver to Company or the Escrow Agent, as appropriate, the following:
(i)    a duly executed and acknowledged Deed;
(ii)    a duly executed Bill of Transfer;
(iii)    a duly executed Assignment of Intangible Property;
(iv)    closing statement in form and content satisfactory to Company and Member;
(v)    a duly executed Unit Issuance Agreement; and
(vi)    any other instruments, records or correspondence called for hereunder which have not previously been delivered.
Company may waive compliance on Member’s part under any of the foregoing items by an instrument in writing.
(d)    At or before the Closing, Company shall deliver to Member or the Escrow Agent, as appropriate, the following:
(i)    a duly executed Assignment of Intangible Property;
(ii)    a duly executed Contract Assignment;
(iii)    a duly executed Unit Issuance Agreement; and

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(iv)    a closing statement in form and content satisfactory to Company and Member.
(e)    Company shall be responsible for the following:
(i)    Utility Charges. Company shall be responsible for the payment of all utility charges and other operating expenses relating to the Property with respect to any period.
(ii)    Real Estate Taxes and Special Assessments. Company shall be responsible for the payment of all real property taxes and other assessments relating to the Property with respect to any period.
(iii)    Survival. The provisions of this Subparagraph 4(e) shall survive the Closing.
(f)    Closing Costs. Company shall pay one hundred percent (100%) of:
(i)    the fees and disbursements of Gravel & Shea PC;
(ii)    the cost of any transfer taxes or documentary stamp taxes applicable to the transfer, the cost of recording all documents to remove encumbrances or defects in title to the Property, if any;
(iii)    the escrow fees;
(iv)    the premium for any title policy relating to the Property;
(v)    any transfer taxes;
(vi)    recording the Deed; and
(vii)    all other costs and charges of the escrow for the transfer not otherwise provided for in this Subparagraph 4(f) or elsewhere in this Agreement.
(g)     Bulk Transfers.  The parties waive compliance with the applicable provisions of the bulk transfer law of the State of Vermont in connection with the transfer of the Property to Company.

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5.    Representations and Warranties of Member. Member hereby represents and warrants to Company as follows: Member is a corporation, duly organized and validly existing under the laws of the State of California; this Agreement and all documents executed by Member which are to be delivered to Company at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Member, are and at the time of Closing will be legal, valid and binding obligations of Member enforceable against Member in accordance with their respective terms, are and at the time of Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Member or the Property is subject.
6.    Representations and Warranties of Company. Company hereby represents and warrants to Member as follows: Company is a limited liability company, duly organized and validly existing under the laws of the State of Delaware; this Agreement and all documents executed by Company which are to be delivered to Member at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Company, and are or at the Closing will be legal, valid and binding obligations of Company, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Company is subject.
7.    Indemnification.
(a)    Each party hereby agrees to indemnify the other party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys’ fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the other pursuant to or in connection with this Agreement.
(b)    Upon demand by any party entitled to indemnification hereunder, the indemnifying party shall diligently defend the claim for which indemnification has been asserted, all at the indemnifying party’s sole cost and expense and by counsel to be approved by the party entitled to indemnification in the exercise of its reasonable judgment. In the alternative, at any time any party entitled to indemnification may elect to conduct its own defense through counsel selected by such party and at the cost and expense of the indemnifying party.
(c)    The indemnification provisions of this Section 7 shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement.
8.    Possession. Possession of the Property shall be delivered to Company on the Closing Date.
9.    Operation and Maintenance of the Property following the Closing Date. Subject to the last sentence of this Section 9, from and after the Closing Date, Company shall be solely responsible for (and shall bear all capital expenses and other costs relating to) (i) the operation, maintenance, upgrade, expansion and upkeep (including without limitation trash collection, pavement, curb and gutter repairs, landscaping, utilities and telephone) of the Property and (ii)

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ensuring that the Property (and the use and operation thereof) complies in all respects with all applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws and regulations (collectively, “Laws”). Further, from the Closing Date, Company maintain canopy signage at the Property consistent with that in place on the Closing Date. Notwithstanding any other provision of this Agreement, if Member determines, in its sole and absolute discretion, that it is not permitted to consolidate the financial results of Company, then Member will have the right to maintain the equipment used to compress and dispense natural gas at the Property. In the event Member exercises the right set forth in the foregoing sentence, the Company shall pay Member an amount for maintaining such equipment that allows Member to cover its commercially reasonable costs and receive a commercially reasonable margin for such services.
10.    Vehicle Fuel Dispenser. Company grants Member the sole and exclusive right to market and sell compressed natural gas (“CNG”) as a vehicle fuel at the Property for a period of ten (10) years following the Closing Date (the “Vehicle Fuel Term”). Subject to Company’s consent (which shall not be unreasonably withheld, conditioned or delayed), Member may construct one or more CNG dispenser(s) at the Property for the purpose of Member marketing and selling CNG as a vehicle fuel (the “Vehicle Fuel Dispenser”); provided that Member shall be under no obligation to construct any Vehicle Fuel Dispenser. Member shall, during the Vehicle Fuel Term, be responsible for providing operation and maintenance services for the Vehicle Fuel Dispenser. Company shall procure natural gas for the entirety of the Property and, with respect to the Vehicle Fuel Dispenser only, the natural gas shall be contributed by Member from Company, title to the CNG shall transfer to Member and Member shall be solely responsible for the transfer of the CNG to vehicle fuel users. Member shall be responsible for all applicable excise, transfers and use taxes related to contributions of CNG from the Vehicle Fuel Dispenser, except in the event a vehicle fuel contributor qualifies for an exemption from one or all of these taxes and furnishes to Member an appropriate certification authorizing non-payment of the applicable tax or taxes. Member shall retain the rights to: (i) any federal or state tax credits associated with the collection, production, transfer or use of CNG from the Vehicle Fuel Dispenser; (b) any emission reduction credits required or available with respect to the transfer or use of CNG from the Vehicle Fuel Dispenser; and (c) any credits or payments associated with the reduction in or avoidance of Greenhouse Gas emissions with respect to the transfer or use of the CNG from the Vehicle Fuel Dispenser, including emission reduction credits, low-carbon fuel standard credits, any renewable fuel incentives, including but not limited to Renewable Identification Numbers (as defined in 40 CFR §80.1401 and also referred to as “RINs”) generated under the Renewable Fuel Standard, verified emission reductions, voluntary emission reductions, offsets, allowances, voluntary carbon units, avoided compliance costs, emission rights and authorizations and CO2 reduction and sequestration.  For purposes hereof “Greenhouse Gas” means carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), hydroflourocarbons, perflourocarbons, sulpher hexafluoride, or any other substance or combination of substances that may become regulated or designated as Greenhouse Gases under any federal, state or local law or regulation, or any emission reduction registry, trading system, or reporting or reduction program for Greenhouse Gas emission reductions that is established, certified, maintained or recognized by any international, governmental (including U.N., federal, state or local agencies) or non-governmental agency from time to time. Without limiting the

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foregoing, subject to the availability of the alternative fuel credit allowable under the Internal Revenue Code (“Code”) Section 6426 and 6427, Member shall during the Vehicle Fuel Term be considered the Alternative Fueler as defined in Proposed Treasury Regulation Section 48.6426-1 for all the CNG sold from the Vehicle Fuel Dispenser and be entitled to claim and retain one hundred percent (100%) of the credit provided for in Code Section 6426(e)(1) for each Gasoline Gallon Equivalent (as hereinafter defined) of CNG dispensed from the Vehicle Fuel Dispenser.  For purposes of this Agreement, “Gasoline Gallon Equivalent” of CNG means 5.66 pounds of CNG, or such other number or units of measure as may now or in the future be prescribed by the federal government of the United States (also referred to as a “GGE”). Member shall, within fifteen (15) days following the end of each calendar month during the Vehicle Fuel Term, provide to Company a report of the volume of CNG dispensed through the Vehicle Fuel Dispenser during the preceding month.
11.    Member Fee. Beginning on the Closing Date and through and including December 31, 2024, Company shall pay Member a “Member Fee” equal to $0.08 per thousand cubic feet (or “MCF”) of natural gas dispensed by, through or at the Property; provided that the Member Fee shall not apply to natural gas dispensed to vehicles through the Vehicle Fuel Dispenser. Company shall make payments to Member as required by this Section 11 on a monthly basis in arrears within thirty (30) days following the end of each calendar month for which the Member Fee is payable. Along with payment of the Member Fee, Company will provide evidence reasonably satisfactory to Member of the volume of natural gas dispensed by, through or at the Property for the applicable month.
12.    Company Royalty. During the Vehicle Fuel Term, Member shall pay Company a “Company Royalty” calculated on a per GGE basis as follows: Company’s per GGE cost of natural gas and electricity sold to Member with respect to the Vehicle Fuel Dispenser plus $0.15 per GGE. Company shall, within fifteen (15) days following the end of each calendar month during the Vehicle Fuel Term, provide to Member evidence reasonably satisfactory to Member of Company’s per GGE cost of natural gas and electricity sold to Member with respect to the Vehicle Fuel Dispenser during the preceding month. Provided that Company has provided the evidence as required by the previous sentence, Member shall make payments to Company as required by this Section 12 on a monthly basis in arrears within thirty (30) days following the end of each calendar month for which the Company Fee is payable.
13.    Cooperation. Member and Company shall cooperate and do all acts as may be reasonably required or requested by the other with regard to the consummation of the transactions contemplated hereby including execution of any documents, applications or permits.
14.    Right of First Refusal. From and after the date hereof, Member shall have a right of first refusal to acquire the Property on the terms set forth in this Section 14, and Company shall not consummate the transfer or other disposition or conveyance of all or part of Company’s interest in the Property to any unaffiliated third party, until and unless Company shall have obtained a bona fide offer therefor (the “Offer”), delivered written notice to Member, which notice shall contain the name of the offeror, the address of the offeror, and a true and accurate copy of the Offer, and shall include an offer to sell, transfer or otherwise dispose of such interest

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to Member for a price equal to 100% of the gross transfer price contained in the Offer and on all of the terms applicable to the Offer (such price and terms, “Company’s Offer”). If Member shall either deliver written notice of rejection of the Company’s Offer to Company or fail to deliver written notice of acceptance of the Company’s Offer within fifteen (15) days after the date of receipt of Company’s notice, Member’s right of first refusal hereunder shall conclusively be deemed to be waived with respect to any transfer or other disposition of the Property (or applicable portion thereof to which the Offer applied) consummated during the period of ninety (90) days thereafter, provided that the gross transfer price in connection with such transfer is not less than the gross transfer price contained in the Offer as disclosed in writing to Member. Provided that the gross transfer price in connection with such transfer is equal to or greater than the price contained in the Offer as disclosed in writing to Member, Company shall be free to sell, transfer and dispose of the Property or applicable portion thereof during such ninety (90) day period to any person and on any terms whatsoever, and if Company consummates such a transfer or disposition within such ninety (90) day period, the contributor or transferee shall acquire the Property or applicable portion thereof free and clear of the Member’s right of first refusal set forth in this Section 14 (which shall be extinguished, null, void and of no further force or effect upon such transfer or disposition with respect to the Property or applicable portion thereof so disposed of). If, however, Company does not consummate any such transfer or other disposition of the Property (or applicable portion thereof to which the Offer applied) within such ninety (90) day period, then Member’s right of first refusal provided for in this Section 14 shall once again apply, and if Company proposes to consummate any such transfer or other disposition of the Property (or applicable portion thereof to which the Offer applied) within such ninety (90) day period pursuant to a new Offer under which the gross transfer price is less than the gross transfer price contained in the initial Offer as disclosed in writing to Member, then Company shall not consummate such transfer or other disposition of the Property (or applicable portion thereof to which the Offer applied) without first giving a notice of such new Offer to Member in compliance with the terms of this Section 14. Notwithstanding anything to the contrary contained in the Offer, the closing for the conveyance of the Property or applicable portion thereof to Member shall occur on the date (the “Company’s Offer Closing Date”) selected by Company upon not less than ten (10) days written notice to Member, provided that the Company’s Offer Closing Date shall not be later than the sixtieth (60th) day following the date Member’s notice of acceptance of the Offer was received by Company. The closing shall be held at the offices of Company’s local counsel in Vermont, or at such other location as the parties shall agree.
15.    Miscellaneous.
(a)    Lease Termination. Member and Company agree that, on the Closing Date, (i) the Lease Agreement dated October 14, 2014 by and between Member and Company (the “Lease Agreement”) shall terminate and be of no further force or effect and (ii) Company shall pay all outstanding amounts, if any, owed to Member pursuant to the Lease Agreement. Notwithstanding the foregoing, Sections 6.1, 6.2, 6.3, 8.5 and 8.6 shall survive termination of the Lease Agreement.

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(b)    Allocation of Contribution Value. If necessary, Company and Member each agree to file an IRS Form 8594 in compliance with Section 1060 of the Code, as amended, and applicable regulations. The filings shall be made on a consistent basis and in accordance with the allocations in Subparagraph 2(a) of this Agreement.
(c)    Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by United Parcel Service or another reputable commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by email, and such notices shall be addressed as follows:
If to Company:    NG Advantage LLC
480 Hercules Drive
Colchester, VT 05446
Attention: Rico Biasetti
Email: rbiasetti@ngadvantage.com

If to Member:     Clean Energy
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660
Attention: Nate Jensen, Vice President & General Counsel
Email: njensen@cleanenergyfuels.com

If to Escrow Agent:    Robert H. Rushford
Gravel & Shea PC
76 St. Paul Street, 7th Floor
P.O. Box 369
Burlington, VT 05402
Email: rrushford@gravelshea.com

or to such other address as either party may from time to time specify in writing to the other party. Any notice sent by certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United Parcel Service or an overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to United Parcel Service or courier. If any notice is transmitted by email, the notice shall be deemed received on the date of transmission, provided that the sender obtains evidence of transmission acceptance or verification and, if the transmission occurs after 5:00 p.m. (at the destination), then on the next business day. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

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(d)    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.
(e)    Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Member and Company.
(f)    Deadlines on Non-Business Days. In the event any deadline specified herein falls on a day which is not a regular business day, then the deadline shall be extended to the end of the next following regular business day.
(g)    Governing Law. This Agreement shall be governed by, construed in accordance with, and enforced pursuant to the laws of the State of Vermont.
(h)    Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.
(i)    Enforcement. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. The parties hereto agree that any litigation filed to enforce or interpret this Agreement shall be filed in the County of Chittenden, State of Vermont.
(j)    Time of the Essence. Time is of the essence of this Agreement.
(k)    Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
(l)    Effective Date. As used herein, the term “Effective Date” shall mean the first date on which both Member and Company shall have executed this Agreement.
(m)    Counterparts. This Agreement may be signed in counterparts and all counterparts so executed shall constitute one contract, binding on all parties hereto, even though all parties are not signatory to the same counterpart.

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[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

MEMBER:	CLEAN ENERGY, a California corporation

Date:    July 14, 2017        By:
Name:
Title:

COMPANY:    NG ADVANTAGE LLC,
a Delaware limited liability company

Date:    July 14, 2017        By:
Name:
Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	— Description of Real Property

Exhibit B	— Description of Personal Property

Exhibit C	— Warranty Deed

Exhibit D	— Warranty Bill of Transfer

Exhibit E	— Assignment of Intangible Property

EXHIBIT A

REAL PROPERTY
A parcel of land with all improvements thereon, located easterly and southerly of Gonyeau Road and being all and the same lands and premises conveyed to NG Advantage LLC by Warranty Deed of the Greater Burlington Industrial Corporation dated September 26, 2012 and recorded in Volume 425, Page 208 of the Town of Milton Land Records and being more particularly described therein as follows:

Being a portion of the lands and premises conveyed to Greater Burlington
Industrial Corporation by Warranty Deed of Catamount Stadium, Inc., dated
October 17, 1983 and recorded in Volume 82, Page 233 of the Milton Land
Records, and being more particularly described as follows:

All of Lot 6 as depicted on a plan entitled “Catamount Industrial Park, Route 7,
Milton, Vermont,” dated April 22, 1983, last revised September 15, 2008, prepared by Trudell Consulting Engineers, Inc. and recorded in Map Slide 271C
(the “Plan”) of the Town of Milton Land Records (the “Land Records”).

Reference is hereby made to the above-mentioned instruments, the records thereof and the references therein contained in further aid of this description.

EXHIBIT B

PERSONAL PROPERTY

Milton Compressor Site Equipment

Vendor	Description
ANGI Energy	ANGI NG300E Ariel JGQ-2 3-Stage
ANGI Energy	ANGI NG300E Ariel JGQ-2 3-Stage
ANGI Energy	ANGI NG300E Ariel JGQ-2 3-Stage
ANGI Energy	ANGI NG300E Ariel JGQ-2 3-Stage
ANGI Energy	Triplex Motor Soft Starter for 250HP with EDS
ANGI Energy	Vale, Flexline, Filter Comp
ANGI Energy	Electronic Priority/Trailer Fill Panel
ANGI Energy	Master Control Panel
ANGI Energy	Trailer Filing Dispenser; single hose, 1/2"x14'; 3/4" process piping; NGV nozzles, CT5000
ANGI Energy	Trailer Filing Dispenser; single hose, 1/2"x14'; 3/4" process piping; NGV nozzles, CT5000
ANGI Energy	Trailer Filing Dispenser; single hose, 1/2"x14'; 3/4" process piping; NGV nozzles, CT5000
ANGI Energy	Communications Box
ANGI Energy	Transit Dispenser Pit Frame
Process Solution	Heat Exchanger
RJ Murray	Chiller/Storage Tank/Vibration Kit
PSB	Dryer

ANGI:

EXHIBIT C

WARRANTY DEED

EXHIBIT D

BILL OF TRANSFER
For good and valuable consideration the receipt of which is hereby acknowledged, Clean Energy, a California corporation (“Member”), does hereby sell, transfer, and convey to NG Advantage LLC, a Delaware limited liability company (“Company”), all Personal Property, other than the Excluded Property, owned by Member and located on or in or used in connection with the Real Property and Improvements (as such terms are defined in that certain Contribution Agreement dated as of July 14, 2017, between Member and Company (or Company’s predecessor in interest), including, without limitation, those items described in Schedule A attached hereto subject to Member’s rights with respect to the Reserved Property. Capitalized terms used but not defined herein have the meanings set forth in said Contribution Agreement.
Member does hereby represent to Company that Member is the lawful owner of such Personal Property, that such Personal Property is free and clear of all encumbrances, and that Member has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Company, its successors and assigns, against the claims and demands of all persons whomsoever.
DATED this 14th day of July, 2017.

MEMBER:    CLEAN ENERGY,
a California corporation

By:
Name:
Title:
Schedule A to
Bill of Transfer

EXHIBIT E

ASSIGNMENT OF INTANGIBLE PROPERTY
THIS ASSIGNMENT (“Assignment”) is made and entered into as of this 14th day of July, 2017, by Clean Energy, a California corporation (“Assignor”), to NG Advantage LLC, a Delaware limited liability company (“Assignee”).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under any Intangible Property (as defined in that certain Contribution Agreement dated as of July 14, 2017, between Assignor and Assignee (or Assignee’s predecessor in interest) (the “Contribution Agreement”).
Capitalized terms used but not defined herein have the meanings set forth in said Contribution Agreement.
ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:
1.    If either party hereto fails to perform any of its obligations under this Assignment or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Assignment, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
2.    This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.
3.    This Assignment shall be governed by and construed and in accordance with the laws of the State of Vermont.
4.    For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Contribution Agreement).

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNEE:	NG ADVANTAGE LLC, a Delaware limited liability company

By:
Name:    Rico Biasetti
Title:    CEO

ASSIGNOR:	CLEAN ENERGY, a California corporation

By:
Name:
Title:

Exhibit A to
Assignment of
Intangible Property

REAL PROPERTY

A parcel of land with all improvements thereon, located easterly and southerly of
Gonyeau Road and being all and the same lands and premises conveyed to NG
Advantage LLC by Warranty Deed of the Greater Burlington Industrial Corporation
dated September 26, 2012 and recorded in Volume 425, Page 208 of the Town of Milton
Land Records and being more particularly described therein as follows:

Being a portion of the lands and premises conveyed to Greater Burlington
Industrial Corporation by Warranty Deed of Catamount Stadium, Inc., dated
October 17, 1983 and recorded in Volume 82, Page 233 of the Milton Land
Records, and being more particularly described as follows:

All of Lot 6 as depicted on a plan entitled “Catamount Industrial Park, Route 7,
Milton, Vermont,” dated April 22, 1983, last revised September 15, 2008, prepared by Trudell Consulting Engineers, Inc. and recorded in Map Slide 271C
(the “Plan”) of the Town of Milton Land Records (the “Land Records”).

Reference is hereby made to the above-mentioned instruments, the records thereof and the references therein contained in further aid of this description.

ID #1882